As filed with the Securities and
                            Exchange Commission on June 12, 1997
                                      Registration No. 333-29083

_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                        ________________

                         AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        ________________

               ENVIRONMENTAL TECTONICS CORPORATION
     (Exact name of Registrant as specified in its charter)

                         _______________

          PENNSYLVANIA                       23-1714256
(State or other jurisdiction of   (I.R.S. Employer Identification
incorporation or organization)                  Number)

                                         William F. Mitchell
                                       Environmental Tectonics
                                             Corporation
   County Line Industrial Park       County Line Industrial Park
Southampton, Pennsylvania  18966  Southampton, Pennsylvania 18966
        (215) 355-9100                      (215) 355-9100
(Address, including zip code, and    (Name, address, including
telephone number, including area     zip code, and telephone
code, of Registrant's principal      number, including area code,
executive officers)                  of agent for service)
                        ________________

Copies of all communications should be sent to:

                   Jeffrey P. Waldron, Esquire
                          Stevens & Lee
                 One Glenhardie Corporate Center
                            Suite 202
                       1275 Drummers Lane
                          P.O. Box 236
                      Wayne, PA  19087-0236
                         (610) 293-4961

Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this registration statement as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 Calculation of Registration Fee
_________________________________________________________________

  Title of                     Proposed    Proposed
 each class                     maximum     maximum
of securities                  offering   aggregate    Amount of
   to be          Amount to    price per   offering  registration
 registered     be registered    share      price        fee

Common Stock,    106,433(1)     $4.87(2)   $518,000    $166.04
par value
$.10 per share
_________________________________________________________________

(1)  Issuable upon the exercise of the Common Stock Warrants.
     (Subject to antidilution adjustments)

(2) Price per share (subject to antidilution adjustments) at which the Common Stock may be issued upon exercise of the Warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               ENVIRONMENTAL TECTONICS CORPORATION
                 106,433 Shares of Common Stock

     This Prospectus relates to (i) 106,433 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Environmental Tectonics Corporation (the "Company") issuable to Chase Manhattan Capital Corporation ("CMCC") or its transferees upon the exercise of warrants (the "Warrants") which the Company issued to CMCC in accordance with the Warrant Agreement (the "Warrant Agreement") dated as of May 23, 1996 between the Company and CMCC. The Warrant Agreement was entered into pursuant to the terms of a Revolving Credit Agreement (the "Old Credit Agreement"), dated as of November 20, 1990, as amended from time to time, among the Company, and The Chase Manhattan Bank as successor in interest to The Chase Manhattan Bank, N.A. and Chemical Bank, and (ii) resales by CMCC of up to 105,780 shares of Common Stock issuable to CMCC or transferees of the Warrants upon the exercise of the Warrants.

     The Warrants may be exercised until 5:00 p.m. (New York City time), May 23, 2001, at an exercise price of $4.87 per share
(subject to antidilution adjustment(s)).

     The Common Stock is traded on the American Stock Exchange
("AMEX") under the symbol ETC and on June 10, 1997 the closing sales price, as reported by AMEX was $9.625 per share.

     The Common Stock offered by this Prospectus may be resold from time to time by CMCC or the transferees of the Warrants, provided a current registration statement with respect to such securities is then in effect. The distribution of shares of Common Stock offered hereby by CMCC or such transferees may be effected in one or more transactions that may take place on AMEX or otherwise, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by CMCC or such transferees.
                        ________________

THESE SECURITIES ARE SUBJECT TO A DEGREE OF RISK.  SEE "RISK
FACTORS."
                        ________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Date of this Prospectus is July 3, 1997.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection and copying at the following regional offices of the
Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the Warrants. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents have been incorporated in this Prospectus by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     The Common Stock is traded on AMEX. Reports, proxy and information statements and other information concerning the Company can be inspected at AMEX, 86 Trinity Place, New York, New
York 10006.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents are incorporated by reference herein:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1997.

     2. The Company's current report on Form 8-K, as filed with the SEC on April 10, 1997.

     3. The description of the Company's Common Stock as set forth in the Company's Registration Statement on Form 8-A, dated
November 9, 1990, pursuant to which the Company registered the Common Stock under Section 12(g) of the Exchange Act.

     Each document filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing for such document. Any statement contained herein, or in the document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Written requests may be made to Environmental Tectonics Corporation, County Line Industrial Park, Southampton, Pennsylvania 18966, Attn: Corporate Secretary. Telephone requests may be directed to the Company at (215) 355-9100.

                           THE COMPANY

     The Company, a Pennsylvania corporation incorporated in 1969, is principally engaged in the manufacture and sale of products used in controlling, modifying, simulating and measuring environmental factors such as temperature, humidity, pressure, and vacuum. These products include aircrew training systems, sterilizers, environmental systems and other products which involve similar manufacturing techniques and engineering technologies.

     The Company's executive offices are located at County Line
Industrial Park, Southampton, Pennsylvania 18966, and its telephone number is (215) 355-9100.

                       RECENT DEVELOPMENTS

     On March 27, 1997, the Company entered into a Revolving Credit Agreement (the "Credit Agreement"), dated as of March 27, 1997, between the Company and First Union National Bank (the "Bank"). The Credit Agreement provides the Company a senior revolving credit facility up to $10.0 million until May 31, 1998 and $9.0 million after May 31, 1998. The Credit Agreement contains customary covenants, including financial covenants regarding the Company's current ratio, leverage ratio and cash flow. The revolving credit facility expires on May 31, 1999. At April 30, 1997, the Company had approximately $6.8 million of available credit under the Credit Agreement.

     On March 27, 1997, the Company completed a private placement of (i) $4.0 million aggregate principal amount of its 12% Debentures due March 27, 2004 (the "Debentures") to Sirrom Capital Corporation ("Sirrom") pursuant to a Debenture Purchase Agreement, dated March 27, 1997, between the Company and Sirrom,
(ii) 25,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") to Sirrom pursuant to a Preferred Stock Purchase Agreement (the "Preferred Stock Agreement"), dated
March 27, 1997, between the Company and Sirrom, and
(iii) Warrants (the "Sirrom Warrants") to purchase up to 5% of Company's outstanding Common Stock pursuant to the Stock Purchase Warrant (the "Stock Purchase Warrant"), dated March 27, 1997, issued by the Company to Sirrom. The Company received net cash proceeds of $5,791,000 from the sale of the Debentures, Preferred Stock and Sirrom Warrants.

     The Company used approximately $989,000 of the available credit under the Credit Agreement and $5,791,000 of the proceeds received from the sale of the Debentures, Preferred Stock and Sirrom Warrants to pay all of the Company's outstanding indebtedness to The Chase Manhattan Bank ("Chase") under the Old Credit Agreement, between the Company and Chase.

                          RISK FACTORS

     U.S. Government Contracts. A significant portion of the Company's net revenues are attributable to contracts with agencies of the U.S. Government or with other customers who had prime contracts with agencies of the U.S. Government.

     The Company's contracts with the U.S. Government contain standard terms permitting termination without cause at the option of the U.S. Government. In the event of termination of such contracts, the Company is entitled to receive reimbursement on the basis of work completed (cost incurred plus a reasonable profit), recording the amounts anticipated to be recovered from termination claims in income as soon as those amounts can be reasonably determined rather than at the time of final settlement. All costs applicable to a termination claim are charged as an offsetting expense concurrently with the recognition of income from the claim.

     Unbilled contract costs subject to negotiation represent claims made or to be made against the U.S. Government. The Company records claims to the extent of contract costs incurred. These costs generally are incurred in connection with U.S. Government-caused delays, errors in specifications and designs, and other unanticipated causes. In accordance with generally accepted accounting principles, revenue recorded by the Company from a claim does not exceed the incurred contract costs related to the claim. Such claims are subject to negotiation and audit by the U.S. Government. While the Company believes its claims against the U.S. Government are justified, no assurances can be given that the Company will recover the full amount of such claims. Failure to so recover could have a material adverse impact on the Company, depending on the amount of unrecovered claims.

     Dependence Upon Chief Executive Officer. The Company is dependent upon the guidance of its founder and President, William F. Mitchell, the loss of whose services would have a material adverse effect on the Company's future. Accordingly, the Company maintains key-person life insurance payable to the Company on the life of Mr. Mitchell in the amount of $1,000,000.

     Competition. In some areas of its business the Company competes with well-established firms, some of which have substantially greater financial and personnel resources than the Company. Some of these competitor firms have greater technical expertise and production capabilities than the Company in one or more of the areas involved in the design and production of physiological flight training equipment, environmental systems, and other specially designed products. The Company faces particularly intense competition from a number of firms in the sale of hospital sterilizers.

     Restriction on Cash Dividends. No cash dividends on the Company's Common Stock have ever been paid. Under the terms of the Credit Agreement the Company is prohibited from declaring or paying any cash dividends on the Common Stock without the prior written consent of the Bank. Under the terms of the Debenture Agreement, the Company is prohibited from declaring or paying any cash dividend if, after giving effect to such dividend, an event of default would exist under the Debenture Agreement.

     Customers. The Company does not believe that the distribution of its sales for any particular period is necessarily indicative of the distribution expected for any other period. A material portion of the Company's export sales have been to Far East and Middle East countries whose economies and/or governments are subject to instabilities. On some export sales, customers' obligations to the Company are not collateralized by irrevocable letters of credit.

                         USE OF PROCEEDS

     The Company would receive approximately $518,000 of net proceeds from the sale of 106,433 shares of Common Stock upon the exercise of the Warrants, without regard to incidental expenses.
Such proceeds are expected to be expended to support the Company's working capital needs.

        SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

     The shares of Common Stock covered by this Prospectus are issuable upon exercise of the Warrants. CMCC and any transferee of the Warrants are entitled to exercise any or all of the Warrants at any time before 5:00 p.m. (New York City time), May 23, 2001, upon payment to the Company of $5.18 per share (subject to antidilution adjustments). There are no underwriters involved in any such exercise. As of the date of this Prospectus, CMCC or any transferee of the Warrants would beneficially own approximately 3.51% of the Company's Common Stock if CMCC or any transferee of the Warrants were to purchase 106,433 shares of Common Stock issuable under the Warrants.

     This Prospectus also covers resales by CMCC and its transferees of the Warrants of up to 106,433 shares of Common Stock issuable to CMCC upon the exercise of the Warrants. CMCC is an affiliate of Chase. There is no other material relationship between the Company and CMCC as of the date of this Prospectus. However, prior to March 28, 1997, Chase was the major creditor of the Company and had been the major creditor during the preceding three years. As of the date of this Prospectus, CMCC does not beneficially own any Common Stock other than the Common Stock receivable upon the exercise of the Warrants. The Company will not receive any proceeds from CMCC's resale of any shares of Common Stock.

     Resales of the Common Stock offered hereby by CMCC or the transferees of the Warrants may be effected in one or more transactions that may take place on AMEX or otherwise, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by CMCC or such transferees.

                          LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for the Company by Stevens & Lee, Reading, Pennsylvania, counsel to the Company.

                             EXPERTS

     The consolidated balance sheets as of February 28, 1997 and February 23, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Grant Thornton LLP, which report includes an emphasis of a matter paragraph that described the claims receivable discussed in Note 2 to the consolidated financial statements.

                          [BACK COVER]

     No dealer, salesperson or other person has been authorized in connection with any offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                        TABLE OF CONTENTS

AVAILABLE INFORMATION........................................  6

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............  7

THE COMPANY..................................................  8

RISK FACTORS.................................................  9

USE OF PROCEEDS.............................................. 12

SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION............. 12

LEGAL MATTERS................................................ 13

EXPERTS...................................................... 13

                     [BACK COVER CONTINUED]













               ENVIRONMENTAL TECTONICS CORPORATION






                        106,433 Shares of
                          Common Stock





                      ____________________

                           PROSPECTUS
                      ____________________





                          July 3, 1997

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the Common Stock, all of which are being borne by the Registrant.

Securities and Exchange Commission filing fee .......  $  166.00
Printing and Engraving Expenses .....................          0
Accounting Fee and Expenses .........................   2,500.00
Legal Fees and Expenses .............................   5,000.00
Blue Sky Qualification Fees and Expenses ............          0
Miscellaneous .......................................     500.00
     Total ..........................................  $8,166.00

     The foregoing, except for the Securities and Exchange
Commission registration fee, are estimates.

Item 15.  Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of the Company provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.

Item 16. Exhibits.

         Exhibit Number        Document

               5               Opinion of Stevens & Lee re:
                               Legality of Common Stock.

              10.1 Revolving Credit Agreement, dated as of March 27, 1997, between the Registrant and First Union
                               National Bank was filed as
                               Exhibit 10.6 to the Registrant's
                               Form 10-KSB for the year ended
                               February 28, 1997 and is
                               incorporated herein by reference.

              10.2 Debenture Purchase Agreement, dated March 27, 1997, between the Registrant and Sirrom Capital
                               Corporation was filed as
                               Exhibit 10.7 to the Registrant's
                               Form 10-KSB for the year ended
                               February 28, 1997 and is
                               incorporated herein by reference.

              10.3             Preferred Stock Purchase
                               Agreement, dated March 27, 1997,
                               between the Registrant and Sirrom
                               Capital Corporation was filed as
                               Exhibit 10.8 to the Registrant's
                               Form 10-KSB for the year ended
                               February 28, 1997 and is
                               incorporated herein by reference.

              10.4 Stock Purchase Warrant, dated March 27, 1997, issued by the Registrant to Sirrom Capital
                               Corporation was filed as
                               Exhibit 10.9 to the Registrant's
                               Form 10-KSB for the year ended
                               February 28, 1997 and is
                               incorporated herein by reference.

              10.5 Form of 1996 Warrant Agreement between the Registrant and Chase Manhattan Capital Corporation, filed as Exhibit 10(xiv) to the Registrant's Form 10-KSB for the fiscal year ended February 23, 1996 and is incorporated herein by reference.

              23(a)            Consent of Grant Thornton LLP.

              23(b)            Consent of Stevens & Lee
                               (contained in Exhibit 5).

              24               Power of Attorney (included on
                               signature page).*

_________________________
     *    Previously filed.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Southampton, Commonwealth of Pennsylvania, on June 30, 1997.

                              ENVIRONMENTAL TECTONICS CORPORATION

                              By/s/ Duane D. Deaner
                                   Duane D. Deaner,
                                   Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                    Title                Dated

/s/ William F. Mitchell*  Chairman of the Board,    June 30, 1997
William F. Mitchell       President and Director
                          (principal executive
                          officer)

/s/ Duane D. Deaner       Chief Financial Officer   June 30, 1997
Duane D. Deaner           (principal financial
                          and accounting officer)

/s/ Richard E. McAdams *  Executive Vice President  June 30, 1997
Richard E. McAdams        and Director

/s/ Pete L. Stephens*     Director                  June 30, 1997
Pete L. Stephens, M.D.

/s/ Michael A. Mulshine*  Director                  June 30, 1997
Michael A. Mulshine

/s/ Philip L. Wagner*     Director                  June 30, 1997
Philip L. Wagner, Ph.D.

*By/s/ Duane D. Deaner
   Duane D. Deaner
   Attorney-In-Fact
                          EXHIBIT INDEX

Exhibit No.    Document

5              Opinion of Stevens & Lee re: Legality of Common
               Stock.

10.1 Revolving Credit Agreement, dated as of March 27, 1997, between the Registrant and First Union National Bank was filed as Exhibit 10.6 to the Registrant's Form 10-KSB for the year ended February 28, 1997 and is incorporated herein by reference.

10.2 Debenture Purchase Agreement, dated March 27, 1997, between the Registrant and Sirrom Capital Corporation was filed as Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended February 28, 1997 and is incorporated herein by reference.

10.3           Preferred Stock Purchase Agreement, dated
               March 27, 1997, between the Registrant and Sirrom Capital Corporation was filed as Exhibit 10.8 to the Registrant's Form 10-KSB for the year ended February 28, 1997 and is incorporated herein by reference.

10.4 Stock Purchase Warrant, dated March 27, 1997, issued by the Registrant to Sirrom Capital Corporation was filed as Exhibit 10.9 to the Registrant's Form 10-KSB for the year ended February 28, 1997 and is incorporated herein by reference.

10.5           Form of 1996 Warrant Agreement between the
               Registrant and Chase Manhattan Capital
               Corporation, filed as Exhibit 10(xiv) to the Registrant's Form 10-KSB for the fiscal year ended
               February 23, 1996 and is incorporated herein by reference.

23(a)          Consent of Grant Thornton LLP.

23(b)          Consent of Stevens & Lee (contained in Exhibit 5).

24             Power of Attorney (included on signature page).*

_________________________
     *    Previously filed.